Media Contacts:

PondelWilkinson

George Medici | gmedici@pondel.com

Ron Neal | rneal@pondel.com

(310) 279-5980

Investor Contacts:

PondelWilkinson

Roger Pondel | Matt Sheldon

investors@tmedpharma.com

(310) 279-5975

Targeted Medical Pharma Announces Form S-1 Registration Statement Cleared by the SEC

Los Angeles, April 18, 2013 – Targeted Medical Pharma, Inc. (OTCQB: TRGM) (the “Company”), a biotechnology company that develops and distributes prescription medical foods to physicians and pharmacies, today announced that its Form S-1 registration statement (the “Registration Statement”), which registers up to 25,723,395 shares of common stock (“Shares”) for resale by selling stockholders on a delayed or continuous basis, has cleared comments with the United States Securities and Exchange Commission and accordingly, the Company has requested the registration statement be declared effective at 4:00 p.m. EST on April 19, 2013. The Company will not receive any proceeds from the sale of the Shares by the selling stockholders. All the proceeds from the sale of the Shares will be for the respective account of each selling stockholder. The final prospectus related to the Registration Statement can be accessed through EDGAR via www.sec.gov.

About Targeted Medical Pharma, Inc.

Targeted Medical Pharma, Inc. is a Los Angeles-based biotechnology company that develops prescription medical foods for the treatment of chronic disease including pain syndromes, peripheral neuropathy, hypertension, obesity, sleep and cognitive disorders. The company manufactures ten proprietary prescription only medical foods, as well as 48 convenience packed kits, which pair a medical food and branded or generic pharmaceutical. These prescription medical foods and therapeutic systems are sold to physicians and pharmacies in the U.S. through the company’s subsidiary, Physician Therapeutics. These proprietary medications represent a novel approach to the management of certain disease states, focusing on safety and efficacy without the deleterious side effects of traditional, high dose prescription drugs. Targeted Medical Pharma also provides diagnostic testing as well as billing and collection services on behalf of dispensing physicians.

Forward Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

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